UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2009

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director.

On June 17, 2009, the board of directors (the "board") of InterDigital, Inc. (the "company"), upon the recommendation of the nominating and corporate governance committee, elected John A. Kritzmacher, Executive Vice President and Chief Financial Officer of Global Crossing Limited, as a new director. The board also named Mr. Kritzmacher to the audit committee and the finance and investment committee. A copy of the press release announcing Mr. Kritzmacher’s election is attached hereto as Exhibit 99.1.

Mr. Kritzmacher will be compensated in accordance with the compensation program for the company’s non-management directors, as described in the company’s 2009 proxy statement filed on April 30, 2009. Accordingly, upon his election to the board, he received an award of 6,000 restricted stock units, vesting annually in three equal installments starting on the first anniversary of the grant date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 InterDigital, Inc. press release dated June 18, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

June 19, 2009	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Associate General Counsel, SEC

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Exhibit Index

Exhibit No.	Description

99.1	InterDigital, Inc. press release dated June 18, 2009